                                                                     EXHIBIT 5.1

                          [Winston & Strawn Letterhead]




                                  May 7, 2002


Lear Corporation
Lear Operations Corporation
Lear Corporation Automotive Holdings
Lear Corporation EEDS and Interiors
Lear Seating Holdings Corp. # 50
Lear Technologies, LLC
Lear Midwest Automotive, Limited Partnership
Lear Corporation Automotive Systems
Lear Automotive (EEDS) Spain S.L.
Lear Corporation Mexico, S.A. de C.V.
21557 Telegraph Road
Southfield, MI 48086-5008

                  Re:      Registration Statement on Form S-3
                           of Lear Corporation and the
                           Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as special counsel to Lear Corporation, a Delaware corporation (the "Company"), Lear Operations Corporation, a Delaware corporation ("LOC"), Lear Corporation Automotive Holdings, a Delaware corporation ("LCAH"), Lear Corporation EEDS and Interiors, a Delaware corporation ("Lear EEDS"), Lear Seating Holdings Corp. # 50, a Delaware corporation ("Seating"), Lear Technologies, LLC, a Delaware limited liability company ("Tech"), Lear Midwest Automotive, Limited Partnership, a Delaware limited partnership ("LMA"), Lear Corporation Automotive Systems, an Ohio corporation ("LCAS"), Lear Automotive
(EEDS) Spain S.L., an entity organized under the laws of Spain ("Lear Spain"), and Lear Corporation Mexico, S.A. de C.V., an entity organized under the laws of Mexico ("Lear Mexico", and together with LOC, LCAH, Lear EEDS, Seating, Tech, LMA, LCAS, and Lear Spain, each a "Guarantor", and collectively, the "Guarantors"), in connection with the preparation of the Registration Statement on Form S-3 (Reg. No. 333-85144) (the "Registration Statement") filed on behalf of the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of (i) $640,000,000 aggregate principal amount at maturity of its Zero-Coupon Convertible Senior Notes due February 20, 2022 which were issued and sold in a transaction exempt from registration under the Securities Act (the "Notes"); (ii) the Guarantees thereof by the Guarantors; and (iii) the shares of the Company's common stock, $.01 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"), all as more fully described in the Registration Statement. The Notes were issued under that certain Indenture, dated as of February 20, 2002 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement. LOC, LCAH, Lear EEDS, Seating, Tech and LMA are hereinafter collectively referred to as the "Delaware Guarantors".

                  This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission on March 28, 2002; (ii) the Certificates of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as applicable, of the Company and each of the Delaware Guarantors, each as currently in effect;
(iii) the By-laws of the Company and each of the Delaware Guarantors that is a corporation, each as currently in effect; (iv) the Operating Agreement of Tech, as currently in effect; (v) the Limited Partnership Agreement of LMA, as currently in effect; (vi) the Indenture; (vii) the form of the Notes; (viii) resolutions adopted by the Boards of Directors of the Company and a committee thereof relating to, among other things, the issuance and sale of the Notes, the reservation of the Conversion Shares and the filing of the Registration Statement; (ix) resolutions adopted by the Board of Directors of each of LOC, LCAH, Seating and Lear EEDS relating to, among other things, the Indenture, the Guarantees and the filing of the Registration Statement; and (x) resolutions adopted by the managing member and general partner of Tech and LMA, respectively, relating to the Indenture, the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In addition, in connection with the opinions expressed in paragraph 3 below relating to the Guarantees, we have relied on the following opinion letters (subject to the qualifications, assumptions and limitations expressed therein): (a) the opinion letter of Joseph F. McCarthy, a copy of which is attached as Annex A, with respect to authorization, execution and delivery of the Guarantee by LCAS, (b) the opinion letter of J & A Garrigues y Cia, S.R.C., a copy of which is attached as Annex B, with respect to authorization, execution and delivery of the Guarantee by Lear Spain and (c) the opinion letter of Baker & McKenzie, S.C, a copy of which is attached as Annex C, with respect to the authorization, execution and delivery of the Guarantee by Lear Mexico.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Notes have been duly authorized and are valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  2. The Conversion Shares initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

                  3. The Guarantees have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, by each of the Guarantors and are valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  The foregoing opinions are limited to the laws of the United States, the State of New York, and, to the extent referred to specifically herein, the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the Limited Liability Company Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported decisions interpreting these laws. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Notes, the Guarantees or the Conversion Shares.

                  We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                               Very truly yours,


                                               /s/ Winston & Strawn

                                               Winston & Strawn

                                     ANNEX A

                                [Lear Letterhead]



                                  May 6, 2002


Lear Corporation
Lear Corporation Automotive Systems
21557 Telegraph Road
Southfield, MI 48086-5008

                  Re:      Registration Statement on Form S-3
                           of Lear Corporation and the
                           Guarantors (as defined below)


Ladies and Gentlemen:

                  This opinion is being rendered to you in my capacity as General Counsel to (i) Lear Corporation, a Delaware corporation (the "Company"), and (ii) Lear Corporation Automotive Systems, an Ohio corporation ("Lear Systems"), in connection with the preparation of the Registration Statement on Form S-3 (Reg. No. 333-85144) (the "Registration Statement") filed on behalf of the Company, Lear Operations Corporation, a Delaware corporation ("LOC"), Lear Corporation Automotive Holdings, a Delaware corporation ("LCAH"), Lear Corporation EEDS and Interiors, a Delaware corporation ("Lear EEDS"), Lear Seating Holdings Corp. # 50, a Delaware corporation ("Seating"), Lear Technologies, LLC, a Delaware limited liability company ("Tech"), Lear Midwest Automotive, Limited Partnership, a Delaware limited partnership ("LMA"), Lear Systems, Lear Automotive (EEDS) Spain S.L., an entity organized under the laws of Spain ("Lear Spain"), and Lear Corporation Mexico, S.A. de C.V., an entity organized under the laws of Mexico ("Lear Mexico", and together with LOC, LCAH, Lear EEDS, Seating, Tech, LMA, Lear Systems, and Lear Spain, each a "Guarantor", and collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of (i) $640,000,000 aggregate principal amount at maturity of its Zero-Coupon Convertible Senior Notes due February 20, 2022 which were issued and sold in a transaction exempt from registration under the Securities Act (the "Notes"); (ii) the Guarantees thereof by the Guarantors; and (iii) the shares of the Company's common stock, $.01 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"), all as more fully described in the Registration Statement. The Notes were issued under that certain Indenture, dated as of February 20, 2002 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

                  In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, in the form filed with the Commission on March 28, 2002; (ii) the Articles of Incorporation of Lear Systems, as currently in effect; (iii) the By-laws of Lear Systems, as currently in effect; (iv) the Indenture; (v) the form of the Notes; and (vi) resolutions adopted by the Board of Directors of Lear Systems, relating to, among other things, the Indenture, the Guarantees and the filing of the Registration Statement. I also have examined such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In rendering the opinions expressed below, I have assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to me as originals or duplicate originals are authentic and that all documents submitted to me as copies, whether certified or not, conform to authentic original documents. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. Additionally, I have assumed and relied upon the following:

                  (a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by me, and the accuracy and completeness of all schedules and exhibits contained in the Registration Statement, with respect to the factual matters set forth therein; and

                  (b) all parties to the documents reviewed by me (other than the Company and the Guarantors) are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties.

                  Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, I am of the opinion that:

                  1. The Guarantee of Lear Systems has been duly authorized by all necessary corporate action and is the valid and legally binding obligation of Lear Systems, enforceable against Lear Systems in accordance with its terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  My opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof, and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof. I hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. This opinion may be relied upon by Winston & Strawn, special counsel to the Company.



                                               Very truly yours,



                                               /s/ Joseph F. McCarthy

                                     ANNEX B


                   [J & A Garrigues y Cia, S.R.C. Letterhead]



Madrid, 30th April 2002


       To:        LEAR CORPORATION
         21557 Telegraph Road
         Southfield, Michigan 48086-5008
         Attention: Vice President & Treasurer


                  WINSTON & STRAWN
         200 Park Avenue
         New York, New York 10166
         Attention: Daniel Ninivaggi

RE:      GUARANTEE ON ZERO-COUPON CONVERTIBLE SENIOR NOTES DUE 2022.



Gentlemen:


We have acted as special counsel to Lear Automotive (EEDS) Spain, S.L. ("Lear Spain"), in connection with the preparation of the Registration Statement on form S-3 (the "Registration Statement") filed on behalf of Lear Corporation, a Delaware corporation (the "Company"), Lear Spain and certain other subsidiaries of the Company, pursuant to the Registration Rights Agreement, dated February 14, 2002 (the "Registration Rights Agreement"), among Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc., the Company, Lear Operations Corporation ("Lear Operations"), Lear Corporation Automotive Holdings ("Lear Automotive"), Lear Corporation EEDS and Interiors ("Lear EEDS"), Lear Seating Holdings Corp. #50 ("Lear Seating"), Lear Technologies, LLC ("Lear Technologies"), Lear Midwest Automotive, Limited Partnership ("Lear Midwest"), Lear Corporation Automotive Systems ("Lear Systems"), Lear Spain and Lear Corporation Mexico, S.A. de C.V. ("Lear Mexico" and, together with Lear Operations, Lear Automotive, Lear EEDS, Lear Seating, Lear Technologies, Lear Midwest, Lear Systems and Lear Spain, each a "Guarantor" and collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended the "Securities Act"), relating to the registration by the Company of (i) $640,000,000 aggregate principal amount at maturity of its Zero-coupon Convertible Senior Notes due February 20, 2022, which were issued and sold in a transaction exempt from registration under the Securities Act (The "Notes"); (ii) the Guarantee thereof by the Guarantors; and
(iii) the shares of the Company's common stock, $ .01 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"), all as more fully described in the Registration Statement. The Notes were issued under that certain Indenture, dated as of February 20, 2002 (the "Indenture"), among the company, the Guarantors and The Bank of New York, as trustee.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Deed of Formation of Lear Spain; (iii) the By-Laws of Lear Spain; (iv) a resolution adopted by the Board of Directors of Lear Spain relating to, among other things, the Indenture and the Guarantees;
(v) an execution copy of the Indenture; (vi) an execution copy of the Purchase Agreement; and (vii) an execution copy of the Registration Rights Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Lear Spain and such other agreements, documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinion expressed below, we have, with your consent, assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. Additionally, we have, with your consent, assumed and relied upon the following:

(a) the accuracy and completeness of all certificates and other statements, documents, records and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Purchase Agreement, the Registration Rights Agreement and the Indenture, with respect to the factual matters set forth therein;

(b) all parties to the documents reviewed by us (other than Lear Spain) are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties.

Members of our firm are admitted to the bar in Madrid, Spain, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of Spain to the extent referred to specifically herein.

Based upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Guarantee has been duly authorized, issued and delivered by Lear Spain; and constitutes a valid and legally binding obligation of Lear Spain enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Our opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is solely for the benefit of the addressees hereof in connection with the consummation of the transactions contemplated by the Registration Rights Agreement. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.



Very truly yours,




J. & A. Garrigues y Cia., S.R.C.
By Eduardo Sebastian de Erice

                                     ANNEX C

                       [Baker & McKenzie, S.C. Letterhead]

April 30th, 2002


Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48086-5008

Winston & Strawn
200 Park Avenue
New York, New York 10166

                         Re:  Lear Corporation Mexico, S.A. de C.V.

Dear Sirs:

We have acted as Mexican counsel to Lear Corporation Mexico, S.A. de C.V., an entity organized under the laws of Mexico ("Lear Mexico"), with respect to certain matters relating to the Registration Statement on Form S-3 (the "Registration Statement") filed on behalf of Lear Corporation, a Delaware corporation (the "Company"), Lear Mexico and certain other subsidiaries of the Company (Lear Mexico and such subsidiaries are referred to herein collectively as the "Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration by the Company of (i) $640,000,000 aggregate principal amount at maturity of its Zero-Coupon Convertible Senior Notes due February 20, 2022 which were previously issued and sold by the Company (the "Notes"); (ii) the guarantees of the Notes by the Guarantors; and (iii) the shares of the Company's common stock, $.01 par value per share, issuable upon conversion of the Notes, all as more fully described in the Registration Statement.

         The Notes were issued pursuant to the Purchase Agreement, dated as of February 20, 2002 (the "Purchase Agreement"), among Lear, the Guarantors and certain purchasers named therein, and the Indenture, dated as of February 20, 2002 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee. The Registration Statement has been filed with the Commission on behalf of the Company and the Guarantors pursuant to the Registration Rights Agreement, dated as of February 14, 2002 (the "Registration Rights Agreement"), among the Company, the Guarantors and the purchasers named therein. The Purchase Agreement, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "Agreements."

In rendering the opinions expressed below, we have examined:

(a)      The documents listed below:

         I.       An execution copy of the Purchase Agreement.

         II.      An execution copy of the Registration Rights Agreement.

         III.     An execution copy of the Indenture.

         IV.      A copy of the Registration Statement.

         V.       The incorporation charter and by-laws of Lear Mexico.

         VI. Resolutions of the shareholders of the Lear Mexico approving the execution, delivery and performance by Lear Mexico of the Agreements.

(b) Such corporate documents and records of Lear Mexico as we have deemed necessary or appropriate to enable us to render the opinions set forth herein.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (1) the authenticity of all documents submitted to us as originals, (2) the genuineness of all documents that we examined (other than those of Lear Mexico and officers of Lear Mexico) and (3) the conformity to authentic originals of documents submitted to us as certified, conformed or photocopies. Additionally, we have assumed and relied upon, the following:

(a) The accuracy of all certificates and other statements, representations, documents, records and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in the Agreements, with respect to the factual matters set forth therein;

(b) All parties to the Agreements (with the exception of Lear Mexico) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and under the laws of all jurisdictions where they are conducting their business or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such agreements and all such agreements have been duly authorized, executed and delivered by such parties; and

(c) The Agreements constitute the valid and binding obligations of each party thereto (other than Lear Mexico) enforceable against such party in accordance with their terms.

Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any fact should be drawn as a result of the representation undertaken by us.

The lawyers of our firm are admitted to practice in the Mexican Republic. We do not express our opinion under any law other than the laws of Mexico. Without limiting the generality of the foregoing, we do not express any opinion regarding compliance with or the effects of the United States federal or state securities laws.

Based upon and subject to the foregoing assumptions and qualifications, and having considered such questions of law, as we have deemed necessary as a basis for the opinions express below, we are of the opinion that:

1. Each of the Agreements has been duly authorized, executed and delivered by Lear Mexico, and Lear Mexico has full corporate power and authority to enter into and perform its obligations under each of the Agreements.

We agree that this opinion may be relied upon by Winston & Strawn, United States counsel to the Company in connection with the Registration Statement, for purposes of rendering its opinion regarding the legality of the Notes required pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Commission. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

                                Very truly yours,


                             Baker & McKenzie, S.C.




                                      -12-